UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 28, 2023

e.l.f. Beauty, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 10th Street

Oakland, CA 94607

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 778-7787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ELF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On August 28, 2023 (the “Signing Date”), e.l.f. Beauty, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company, Naturium LLC, a Delaware limited liability company (“Naturium”), TCB-N Prelude Blocker Corp., a Delaware limited liability company (“Blocker”), The Center Brands LLC, a Delaware limited liability company (“TCB”), Elaine J. Balady, an individual (together with TCB, the “Naturium Sellers”), TCB Prelude Holdings, LLC, a Delaware limited liability company (together with the Naturium Sellers, the “Sellers” and each, a “Seller”), e.l.f. Cosmetics, Inc., a Delaware corporation (“e.l.f. Cosmetics”), and TCB, in its capacity as the Sellers’ representative (the “Representative”). Pursuant to the Purchase Agreement, among other matters, and subject to the satisfaction or waiver of the conditions set forth therein, the Sellers will sell to e.l.f. Cosmetics, and e.l.f. Cosmetics will purchase from the Sellers, all of the Sellers’ right, title and interest in and to the outstanding equity securities of Naturium and Blocker (the “Acquisition”).

Pursuant to the terms of, and subject to the conditions specified in, the Purchase Agreement, which has been approved by the boards of directors of the Company and e.l.f. Cosmetics, the board of managers of Naturium and the board of directors of Blocker, upon consummation of the Acquisition (the “Closing”), e.l.f. Cosmetics will pay total consideration of $355.0 million, to be funded by an Incremental Term Loan (as defined below) as allowed for under the Company’s existing credit facility, borrowings on the Company’s existing revolving facility and cash on the balance sheet of the Company and its affiliates, subject to certain adjustments set forth in the Purchase Agreement (the “Purchase Price”). A total of $72.02 million of the Purchase Price will be paid in shares of the Company’s common stock, par value $0.01 per share (“Company Stock”), having a per share value of $124.6760, which is based upon the average of the daily volume weighted average sales price per share of Company Stock on the New York Stock Exchange, as such daily volume weighted average sales price per share is reported by Bloomberg L.P., calculated to four decimal places and determined without regard to after-hours trading or any other trading outside the regular trading session trading hours, for each of the ten consecutive trading days ending on and including the third trading day immediately preceding the date of the Purchase Agreement (the “Stock Consideration”).

The Company intends to issue the shares of Company Stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The Company also has agreed to file a shelf registration statement on Form S-3 or, if Form S-3 is not available to the Company, another appropriate form, covering the resale of the shares of Company Stock to be issued in the Acquisition. A portion of the Purchase Price, including the Stock Consideration, will be paid and issued or distributed to certain indirect equity holders of TCB and certain Company service providers who hold phantom equity units in TCB’s parent entity. Each recipient of Stock Consideration will be subject to lock-up restrictions (the “Lock-Up Restrictions”) with respect to either 67% or 80% (depending on the recipient) of the Stock Consideration received by such recipient (the “Lock-Up Stock”) for a period of one year following the Closing. The Lock-Up Restrictions will provide that 50% of the Lock-Up Stock received by each recipient will be released from such Lock-Up Restrictions on the six month anniversary of the Closing. The Lock-up Restrictions will include certain customary exceptions for permitted transfers during the applicable lock-up period.

The Purchase Agreement contains customary representations and warranties of the Sellers, Naturium, the Company and e.l.f. Cosmetics. e.l.f. Cosmetics will obtain a representations and warranties insurance policy (the “RWI Policy”), with coverage thereunder extending for three years post-Closing (six years for certain fundamental and tax representations and warranties) and such coverage serving as e.l.f. Cosmetics’ sole remedy with respect to any breach of Naturium’s or the Sellers’ representations and warranties, except for claims related to Naturium’s or Sellers’ fraud. Coverage under the RWI Policy is subject to a policy limit equal to $35 million. The cost of the RWI Policy is borne entirely by e.l.f. Cosmetics, and coverage under the RWI Policy is subject to customary deductibles (self-insured retention) and certain exclusions and limitations. Naturium has agreed to various covenants, including, among others, an agreement to conduct its business in the ordinary course during the period prior to the Closing and not to engage in certain kinds of transactions during such period, subject to certain exceptions. The Purchase Agreement generally requires each party to use reasonable best efforts to obtain the required regulatory approvals, subject to certain limitations.

The consummation of the Acquisition is subject to certain customary conditions to Closing, including, among others, (i) the absence of any law or order that is in effect and makes illegal or enjoins, restrains or otherwise prohibits the consummation of the transactions contemplated by the Purchase Agreement (the “Closing Legal Impediment”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (iii) the shares of Company Stock to be issued in connection with the Acquisition being approved for listing on the New York Stock Exchange, (iv) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Naturium, the Sellers, e.l.f. Cosmetics and the Company contained in the Purchase Agreement and the compliance in all material respects by each party with the covenants contained in the Purchase Agreement, (v) the termination of all affiliate arrangements and release of related liens and (vi) the absence of a material adverse effect with respect to Naturium. The consummation of the Acquisition is not subject to a financing condition. The Closing is expected to occur around September 30, 2023.

Pursuant to the Purchase Agreement, neither Naturium nor any Seller may solicit alternative transaction proposals. The Purchase Agreement can be terminated at any time by the mutual written consent of the Representative and e.l.f. Cosmetics. In addition, the Purchase Agreement can be terminated (i) by either the Representative or e.l.f. Cosmetics (A) if there is a final and non-appealable Closing Legal Impediment, provided that such Closing Legal Impediment is not due to the failure by the terminating party to perform in all material respects the covenants in the Purchase Agreement to be performed by such party (or Naturium or any Seller in the case of the Representative’s right to terminate the Purchase Agreement), (B) if the Closing shall not have occurred by 5:00 p.m. (Los Angeles time) on December 28, 2023 (the “Termination Date”), provided that such non-occurrence is not due to the failure by the terminating party to perform in all material respects the covenants in the Purchase Agreement to be performed by such party (or Naturium or any Seller in the case of the Representative’s right to terminate the Purchase Agreement), or (C) if the other party (or Naturium or any Seller in the case of e.l.f. Cosmetics’ right to terminate the Purchase Agreement) breaches any of its representations, warranties or covenants in the Purchase Agreement in a manner that would prevent or has prevented the satisfaction of any condition to the obligations of the other party at the Closing (and does not, or cannot, cure such material breach prior to the earlier of (x) the business day prior to the Termination Date and (y) 30 calendar days after written notice from the other party thereof) such that the conditions to Closing relating thereto would not be satisfied at the Closing; or (ii) by the Representative if all conditions to Closing in favor of e.l.f. Cosmetics have been satisfied and e.l.f. Cosmetics fails to consummate the Closing by 5:00 p.m. ET on the third business day following receipt of an irrevocable written notice from Naturium that it is ready to consummate the Closing.

The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2023.

Amendment to Credit Agreement

On August 28, 2023, the Company entered into an amendment (the “Amendment”) among the Company, e.l.f. Cosmetics, certain of the Company’s other subsidiaries party thereto, Bank of Montreal, as administrative agent (in such capacity, the “Agent”), and the lenders party thereto to that certain Amended and Restated Credit Agreement, dated as of April 30, 2021, among the Company, e.l.f. Cosmetics, certain of the Company’s other subsidiaries party thereto and the Agent (the “Credit Agreement,” and as amended by that certain First Amendment to Amended and Restated Credit Agreement, and as further amended by the Amendment, the “Amended Credit Agreement”) pursuant to which e.l.f. Cosmetics may borrow incremental term loans in a principal amount equal to $115.0 million under the Amended Credit Agreement (the “Incremental Term Loan”). The Company expects to use the Incremental Term Loan together with cash from its balance sheet and additional borrowings under its revolving credit facility to consummate the Acquisition and to pay related fees and expenses in connection with the Acquisition and Amendment.

The Incremental Term Loans will bear interest at a rate per annum equal to, at e.l.f. Cosmetics’ election: SOFR, plus 0.10% or an alternate base rate as set forth in the Amendment, plus an interest rate margin, to be based on consolidated total net leverage ratio levels, ranging from, (i) in the case of SOFR loans, 1.50% to 2.375%; provided that if SOFR is less than 0.00%, such rate shall be deemed to be 0.00%, and (ii) in the case of alternate base rate loans, 0.50% to 1.375%; provided that if the alternate base rate is less than 1.00%, such rate shall be deemed to be 1.00%. The Incremental Term Loans amortize at 5.00% per annum payable in equal quarterly installments of 1.25% per annum, commencing with the fiscal quarter ending on December 31, 2023.

Except with respect to customary related fees, the interest rate applicable to and the scheduled amortization of the Incremental Term Loans, the terms and provisions of the Incremental Term Loans are identical to those of the existing initial term loans under the Credit Agreement.

The foregoing description of the Incremental Term Loan and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Purchase Agreement, the proposed Acquisition, and the performance of the obligations and covenants for the proposed Acquisition by each of the parties to the Purchase Agreement, statements relating to the timeline and closing of the Acquisition, statements related to regulatory approvals for the proposed Acquisition, statements related to the RWI Policy, and statements related to the process for termination of the Purchase Agreement and proposed Acquisition. Forward-looking statements and information presented in this Current Report on Form 8-K relate to future events, including the performance of obligations and covenants in connection with Purchase Agreement. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company’s most recent Annual Report on Form 10-K, as updated from time to time in the Company’s SEC filings, as well as: the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement to acquire Naturium; failure to obtain required regulatory approvals in a timely manner or otherwise; failure to satisfy any closing conditions of the Acquisition; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the Acquisition and parties thereto are subject; risks related to pre-acquisition non-compliance by Naturium or Sellers with applicable regulatory requirements; failure to successfully integrate the acquired business; failure to realize anticipated benefits of any combined operations; unanticipated costs of acquiring or integrating Naturium; potential impact of announcement or consummation of the Acquisition on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the Acquisition or its parties; and economic, social or political conditions that could adversely affect the Acquisition or its parties. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATIONS OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under the heading “Amendment to Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 8.01	OTHER EVENTS.

On August 29, 2023, the Company issued a press release announcing the entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release issued on August 29, 2023, announcing the Purchase Agreement

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2023	E.L.F. BEAUTY, INC.

	By:	/s/ Mandy Fields
Mandy Fields
Chief Financial Officer